EXHIBIT  99.1
                          SHARE SUBSCRIPTION AGREEMENT
                                (the "Agreement")

                            STANFORD MANAGEMENT LTD.
                                 (the "Company")

TO:    STANFORD  MANAGEMENT  LTD.
       Suite  420
       625  Howe  Street
       Vancouver,  BC
       Canada,  V6C  2T6

AND  TO:     THE  DIRECTORS  THEREOF

1. I, the undersigned, hereby offer to subscribe for and agree to purchase Common Shares with a par value of $0.001 per share (the "Securities") of the Company at a price US $0.20 per share and deliver herewith a check or bank draft, made payable to Stanford Management Ltd. in the amount of US $ in full payment of the aggregate subscription price for the Securities.

2.   I  hereby  represent  and  warrant  that:

(a) I am not an officer, director or "affiliate" (as the term is defined in Rule 403 of the Securities Act of 1933):

(b) my subscription for the Securities is unconditional, irrevocable and non-transferable, and has not been induced by any warranties or representations with regards to the present or future value of the Securities; and

(c) I have full power and authority to execute and deliver this Agreement and to perform its obligation hereunder; and this Agreement is a legally binding obligation of myself and enforceable against me in accordance with its terms.

3. I hereby agree that this Agreement constitutes an irrevocable offer by me for the Securities at the price, on the terms and subject to the conditions herein set out, and is subject to acceptance by the Board of Directors of the Company in their sole discretion.

4.   The  Company  hereby  represents  and  warrants  to  me  that:

(a) The Company was incorporated in 1998 under the laws of the State of Delaware and is in full compliance, to the extent applicable, with all reporting obligations under Delaware law;

(b) The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provisions of
     (i) the Company's Articles of Incorporation or By-laws, (ii) any indenture, mortgage, deed of trust, agreement or any instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable stature or regulation, or (iv) any judgment, decree or order of any court or government body having jurisdiction over the Company or any of its property;

(c) The execution, delivery and performance of this Agreement and the consummation of the issuance of the Securities and the transaction contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company;

(d) There is no action, suit or proceedings before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof; and

(e) To the Company's best knowledge, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders and decrees applicable thereto. The Company has not received notice of any alleged violations of any statute, law, regulation ordinance, rule, judgment, order or decree from any governmental authority which would materially adversely affect the business of the Company.


5. This Agreement constitutes the entire agreement between myself and the Company, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, expressed or implied, in respect of, or which affect, the transactions herein contemplated, and this Agreement supercedes and supplants any previous dealings whatsoever between myself and the Company in respect of the said transactions.

6. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Delaware. I will update my address as may be required from time to time by notice in writing to the Company.

DATED:               ,  2004


Signature  of  Witness                         Signature  of  Subscriber


Name  of  Witness                              Name  of  Subscriber


Resident  Address                              Resident  Address


Occupation                                    Telephone  Number


ACCEPTED:                    ,  2004


STANFORD  MANAGEMENT  LTD.


Per:----------------------
     Authorized  Signatory



     SEND BOTH SIGNED COPIES OF THIS AGREEMENT TO THE COMPANY AND ONE FULLY
             SIGNED AGREEMENT, IF ACCEPTED, WILL BE RETURNED TO YOU.